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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Schlotzsky's, Inc. and Subsidiaries on Form S-8 of our report dated February 28, 1997, on our audits of the consolidated financial statements and the financial statement schedule of Scholtzsky's, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in the December 31, 1996 Annual Report of Form 10-K.

                                                COOPERS & LYBRAND L.L.P.

Austin, Texas
October 9, 1997